Exhibit 32
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                           Section 1350 Certification
                           --------------------------

         We,  Sandra  Pautsky,  President  and  Principal  Executive  Officer of
Oakridge  Energy,  Inc.  and Carol J.  Cooper,  Principal  Financial  Officer of
Oakridge Energy, Inc., hereby certify that this periodic report containing financial statements filed by Oakridge Energy, Inc. with the Securities Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Act") fully complies with the requirements of Section 13(a) or 15(d) of the Act and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Oakridge Energy, Inc.


Date: October 15, 2003                              /s/ Sandra Pautsky
                                                   -----------------------------
                                                   Sandra Pautsky, President and
                                                   Principal Executive Officer
                                                   of Oakridge Energy, Inc.



                                                    /s/ Carol J. Cooper
                                                   -----------------------------
                                                   Carol J. Cooper, Principal
                                                   Financial Officer of
                                                   Oakridge Energy, Inc.